Exhibit 99.1

FOR IMMEDIATE RELEASE
International Money Express, Inc. Announces Strong Results for the Second Quarter 2019

Second Quarter 2019 - Financial Highlights

•	Revenues grew 17.5% versus the prior year period based on strong performance across our business in the LATAM corridor

•	Net Income totaled $7.1 million, almost four times greater than $1.8 million in the second quarter 2018

•	Basic and Diluted Earnings per Share of $0.19 was 72.7% higher than the prior year as a result of our quarterly net income

•	Adjusted Net Income totaled $9.6 million or $0.26 per Basic and Diluted Share

•	Adjusted EBITDA increased by 21.9% over the prior year to $16.3 million based on strong revenue growth and operating efficiencies

•	Adjusted EBITDA margin expanded 72bps compared to the prior year period to 19.7% for Second Quarter 2019

MIAMI, Florida August 8, 2019: International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company focused primarily on the Latin America and Caribbean corridor, today announced results for the Second Quarter 2019 and will host a conference call to discuss results at 5:00pm ET.

Revenue, Net Income, Earnings per Share, and Adjusted EBITDA

Intermex generated revenue of $82.7 million in the second quarter, an increase of 17.5% over the prior year period. Revenue growth was primarily driven by volume growth in the LATAM corridor.

The Company reported net income in the second quarter of $7.1 million compared to $1.8 million in the prior year period. Adjusted net income totaled $9.6 million compared to $6.5 million in the prior year period.

Basic and diluted earnings per share in the second quarter of 2019 were $0.19 compared to $0.11 per share in the prior year period. Adjusted earnings per diluted share totaled $0.26 for the second quarter 2019.

Adjusted EBITDA in the second quarter of 2019 grew 21.9% over the comparable period in the prior year to $16.3 million, driven by revenue growth and cost efficiencies. These results represent an Adjusted EBITDA margin of 19.7%, which is an expansion of 72bps compared to the prior year period margin of 19.0%.

Intermex President, Chairman and Chief Executive Officer Robert Lisy commented “We are pleased with another strong quarter of results. Intermex continues to gain market share in our core US to Latin America money transfer market. Additionally, we’ve taken strides to expand into new markets with our launch in Africa in the first quarter and launch in Canada at the beginning of the third quarter. Our second quarter results displayed our ability to generate strong revenue and net income growth, even when industry growth was moderate. We are pleased to reaffirm our 2019 Financial Guidance range of $320 million to $330 million for revenue and $54 million to $58 million for Adjusted EBITDA.”

Market Highlights
Year-to-date as of June 30, based on industry data, Intermex has captured 56% of the total growth in US to Mexico remittance volume, and 40% of the total growth in US to Guatemala remittance volume.

Non-GAAP Measures
For the Company, Adjusted Net Income, Adjusted Earnings per share and Adjusted EBITDA are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP Measures because we believe they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as net income adjusted to add back certain charges and expenses, such as transaction costs, non-cash amortization resulting from push-down accounting, and non-cash compensation costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is defined as net income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as transaction costs and non-cash compensation costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted Net Income, Adjusted Earnings per share and Adjusted EBITDA are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income and Adjusted EBITDA as well as a reconciliation of net income per share to Adjusted Net Income per share are set forth below following the consolidated financial statements.  A quantitative reconciliation of projected 2019 Adjusted EBITDA to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and qualifying the amounts necessary under GAAP guidance for one-time, non-recurring items including, without limitation, costs related to acquisitions and the registration of the Company’s securities, and losses related to legal contingencies or disposal of assets.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 5:00 p.m. Eastern
Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or 1-201-689-8573 (outside the U.S.) ten minutes prior to the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current view with respect to certain events that could have an effect on our future financial performance. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such statements are forward-looking statements.  All of these forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, competition in the markets in which we operate; our ability to maintain agent relationships on terms consistent with those currently in place; our ability to maintain banking relationships necessary for us to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States; changes in tax laws and unfavorable outcomes of tax positions we take; political instability, currency restrictions and devaluation in countries in which we operate or plan to operate; weakness in U.S. or international economic conditions; change or disruption in international migration patterns; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other factors described in the “Risk Factors” section in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, expected financial outlook for the year 2019 and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of August 8, 2019. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.

About International Money Express, Inc.
At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do.  We use proprietary technology that enables consumers to send money primarily from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala and four countries in Africa.  We offer the electronic movement of money and data to our customers through our network of sending and paying agents located in all 50 states, the District of Columbia and Puerto Rico, and throughout Latin America, the Caribbean and other territories.  Our services are also available digitally through intermexonline.com.  We were founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Sloan Bohlen
investors@intermexonline.com

International Money Express, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)	June 30, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash	$106,884	$73,029
Accounts receivable, net of allowance of $670 and $842, respectively	93,029	35,795
Prepaid wires	8,890	26,655
Other prepaid expenses and current assets	2,260	3,171
Total current assets	211,063	138,650

Property and equipment, net	11,071	10,393
Goodwill	36,260	36,260
Intangible assets, net	32,058	36,395
Deferred tax asset, net	1,932	2,267
Other assets	1,993	1,874
Total assets	$294,377	$225,839

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$5,767	$3,936
Accounts payable	14,451	11,438
Wire transfers and money orders payable	83,780	36,311
Accrued and other	19,275	16,355
Total current liabilities	123,273	68,040

Long-term liabilities:
Debt, net	126,144	113,326
Total long-term liabilities	126,144	113,326

Stockholders' equity:
Total stockholders' equity	44,960	44,473
Total liabilities and stockholders' equity	$294,377	$225,839

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
(in thousands of dollars)	2019	2018
	(Unaudited)
Revenues:
Wire transfer and money order fees	$70,490	$59,368
Foreign exchange	11,623	10,585
Other income	562	426
Total revenues	$82,675	$70,379

Operating expenses:
Service charges from agents and banks	54,622	46,323
Salaries and benefits	7,597	7,441
Other selling, general and administrative expenses	5,337	4,184
Transaction costs	-	2,553
Depreciation and amortization	3,155	3,818
Total operating expenses	70,711	64,319

Operating income	11,964	6,060

Interest expense	2,288	3,392

Income before income taxes	9,676	2,668

Income tax provision	2,602	824

Net income	$7,074	$1,844

Income per common share
Basic and diluted	$0.19	$0.11

Weighted-average common shares outstanding:
Basic	37,505,598	17,227,682
Diluted	37,594,151	17,227,682

Reconciliation from GAAP Net income to Adjusted Net Income

	Three Months Ended June 30,

(in thousands)	2019	2018

Net income	$7,074	$1,844
Adjusted for:
Transaction costs	-	2,553
Incentive units plan	-	485
Share-based compensation, 2018 Plan	634	-
Tender Offer Costs	386	-
Management fee	-	195
Transition expenses	-	192
Other employee severance	66	-
Other charges and expenses	59	38
Amortization of intangibles	2,312	3,098
Income tax benefit related to Adjustments	(930)	(1,876)
Adjusted Net Income	$9,601	$6,529

Adjusted Income per Share
Basic and diluted	$0.26	$0.38

Reconciliation from GAAP Net income to Adjusted EBITDA

	Three Months Ended June 30,

(in thousands of dollars)	2019	2018

Net income	$7,074	$1,844

Adjusted for:
Interest expense	2,288	3,392
Income tax provision	2,602	824
Depreciation and amortization	3,155	3,818
EBITDA	15,119	9,878
Transaction costs	-	2,553
Incentive units plan	-	485
Share-based compensation, 2018 Plan	634	-
Management fee	-	195
Tender Offer costs	386	-
Transition costs	-	192
Other employee severance	66	-
Other charges and expenses	59	38
Adjusted EBITDA	$16,264	$13,341